Calculation of Filing Fee Tables
S-3
UR-ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Senior Debt Securities	457(o)
		Debt	Subordinated Debt Securities	457(o)
		Equity	Common Shares, no par value	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 274,370,554.00	0.0001381	$ 37,890.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Senior Debt Securities	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities		Debt	Subordinated Debt Securities	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities		Equity	Common Shares, no par value	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-272992	07/19/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 25,629,446.00			S-3	333-272992	07/19/2023	$ 2,824.36
			Total Offering Amounts:				$ 300,000,000.00		$ 37,890.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 37,890.57
Offering Note
[1]	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the registrant's common shares that may become issuable as a result of any stock split, stock dividends or similar event. An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

[2]	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated based on the maximum aggregate offering price. This registration statement includes a total of $25,629,446 of unsold securities (the "Unsold Securities") that were previously registered under the registrant's registration statement on Form S-3 (No. 333-272992), filed with the Securities and Exchange Commission (the "SEC") on June 28, 2023, and declared effective on July 19, 2023, which registered securities of the registrant with a maximum aggregate offering price of $175,000,000 (the "Prior Registration Statement"). In connection with the Prior Registration Statement, the registrant paid a total registration fee of $19,285.00. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $2,824.36 associated with such Unsold Securities (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date